UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2013

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VOLCANO CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 500 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)
(800) 228-4728
(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.
After the close of markets on December 2, 2013, as part of the repurchase program discussed below under Item 8.01 (the “Repurchase Program”), Volcano Corporation (the “Company”) entered into an accelerated stock repurchase agreement with J.P. Morgan Securities LLC (“JPMorgan”), as agent for JPMorgan Chase Bank, National Association, London Branch (the “ASR Agreement”).  Under the ASR Agreement, the Company will purchase outstanding shares of the Company’s common stock from JPMorgan for an aggregate purchase price of $100.0 million.  JPMorgan will make an initial delivery to the Company on December 5, 2013 of 3,557,137 shares of the Company’s common stock, which represents a substantial majority of the total number of shares expected to be repurchased under the ASR Agreement.  The actual number of shares to be repurchased by the Company and delivered by JPMorgan under the ASR Agreement will generally be based on the volume-weighted average share price of the Company’s common stock during the calculation period for the ASR Agreement, less an agreed discount. Upon final settlement of the ASR Agreement, the Company may be entitled to receive additional shares of the Company’s common stock from JPMorgan or, under certain circumstances specified in the ASR Agreement, the Company may be required to deliver shares of the Company’s common stock or remit a settlement amount in cash, at the Company's option, to JPMorgan.  The ASR Agreement is scheduled to expire in approximately four months and may be terminated early upon the occurrence of certain events.

The ASR Agreement contains the principal terms and provisions governing the accelerated share repurchase transaction, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the specific circumstances under which JPMorgan is permitted to make adjustments to the transaction, the specific circumstances under which the transaction may be terminated early, and various acknowledgements, representations and warranties made by the Company and JPMorgan to each other.

Upon consummation of the repurchase under the ASR Agreement, the Company will have approximately $100 million remaining under the Repurchase Program.  There can be no assurances as to the amount, timing or prices of future repurchases.  The specific timing and amount of future repurchases will vary based on market conditions and other factors.  The Repurchase Program may be modified, extended or terminated by the Company’s Board of Directors at any time.

From time to time, JPMorgan and/or its affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which they have received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the ASR Agreement does not purport to be complete and is qualified in its entirety by reference to the underlying documentation for the ASR Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2013.

Item 8.01	Other Events.
On December 2, 2013, the Company announced that its Board of Directors has authorized a $200 million share repurchase program. A copy of the press release announcing the Repurchase Program and the Company’s entry into the ASR Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Volcano Corporation on December 2, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

By:	/ S / Darin Lippoldt
Darin Lippoldt Executive Vice President and General Counsel
Dated: December 2, 2013

Exhibit Index

Exhibit Number	Description

99.1	Press Release issued by Volcano Corporation on December 2, 2013